U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                          OF THE SECURITIES ACT OF 1934

        DATE OF REPORT ( DATE OF EARLIEST EVENT REPORTED) 27TH JULY 1996
                                                          --------------


                      THE CONTINENTAL ORINOCO COMPANY, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


          COLORADO                     33-9710           84-1037886
          ------------------------------------------------------------
(State or Other Jurisdiction of     (Commision         (I.R.S. Employer
 Incorporation or Organization)      File Number)       Identification No.)


            SUITE 16B, 360 WEST 22ND STREET      NEW YORK, N.Y.10011
            --------------------------------------------------------
              (Address of Principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 242-7039
                                                           ---------------

            555 13TH. STREET, N.W. SUITE 600E, WASHINGTON, D.C. 20004
            ---------------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 5.     OTHER INFORMATION.

      Mr. Adrian Nash, who was President, Chief Executive Officer and a Director of the Company, as well as the primary beneficiary of The Bookham Trust ( a principal shareholder of the Company) and President and Chief Executive Officer of Delta Minerals Corporation Limited ("Delta") ( in which the Company maintains a 28.57% equity interest based on the most recent information provided to the Company) was replaced as an officer of the Company by the Board of Directors. Mr. Nash remains as a Director of the Company. The Board of Directors have elected Mr. Christopher d'Arnaud-Taylor to serve as President and Chief Executive Officer on an interim basis and Mr. Brendan Metcalfe as its Executive Vice President and Chief Operating Officer.

      The Company had anticipated that it would acquire a majority equity interest in Delta which would become the primary focus of its operations. Negotiations for this purpose could not be consummated and as a result the Company has undertaken negotiations with The Bookham Trust, and Mr. Nash, in order to effectuate an orderly severance of the relationship between the two companies in which the Company would be compensated for the sale of its equity interest in Delta and recover other costs incurred by the Company. In addition, while the Trustees of The Bookham Trust have acknowledged the Company's equity interest in Delta, the Company has not yet received notification from The Bermuda Monetary Authority of its registration of the equity interest acquired by the Company in Delta pursuant to its January 1996 Agreement with The Bookham Trust. Moreover, the Company believes that its minority interest in Delta presents Mr. Nash, The Bookham Trust and their affiliates with material conflicts of interest in relation to the Company and Delta. These disagreements and conflicts, along with a recent thorough review by Management of the immediate capital funding requirements and short term profit potential of Delta, have resulted in a determination by the Company that, in the absence of an orderly severance of the relationship being negotiated as outlined above, the Company shall adopt a formal plan to realize shareholder value from its equity interest in Delta through either an alliance with interested third parties or its sale most probably to another minerals corporation with interests in Latin America. There can be no assurance that a resolution will be forthcoming in the immediate future.

      To complement this strategy and as a necessary first step towards rebuilding shareholder value, the Company is presently evaluating specific merger and acquisition opportunities primarily in the healthcare and environmental services industries and anticipates completing at least one such transaction during calender 1996, although there can be no assurance that any such merger or acquisition can or will be consummated.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE CONTINENTAL ORINOCO COMPANY, INC.



                              BY: /s/ CHRISTOPHER D'ARNAUD-TAYLOR
                                  ----------------------------------------
                                  Christopher d'Arnaud-Taylor, President
                                     And Chief Executive Officer


October 22, 1996